                                                                   EXHIBIT 10.50




                                COMPS.COM, INC.


                          LOAN AND SECURITY AGREEMENT

                           DATED AS OF APRIL 9, 1999

     This Loan And Security Agreement is entered into as of April 9, 1999, by and between Silicon Valley Bank ("Bank") and Comps.com, Inc. ("Borrower").

                                    RECITALS

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

          "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

          "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          "Closing Date" means the date of this Agreement.

          "Code" means the California Uniform Commercial Code.

          "Collateral" means the property described on Exhibit A attached hereto.

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

          "Credit Extension" means any extension of credit by Bank for the benefit of Borrower hereunder.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "Equity Documents" means the Warrant Subscription Agreement (Series A) dated as of the date hereof, by and between Borrower and Bank, the Warrant to Purchase Stock (Series A) dated as of the date hereof, and issued by Borrower in favor of Bank, the Warrant Subscription Agreement (Series B) dated as of the date hereof, by and between Borrower and Bank, the Warrant to Purchase Stock (Series B) dated as of the date hereof, and issued by Borrower in favor of Bank and the Amendment to Investor Rights Agreement dated as of the date hereof, by and among Borrower, Bank and the holders of Borrower's capital stock listed on the signature pages attached thereto.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Intellectual Property Collateral" means

               (a) Copyrights, Trademarks, Patents, and Mask Works;

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

          (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement dated as of the date hereof by and between Borrower and Bank.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Liquidity Event" means the receipt by Borrower of at least Five Million Dollars ($5,000,000) in net cash proceeds from the occurrence of an initial public offering, private equity placement or similar event.

          "Loan Documents" means, collectively, this Agreement, the Equity Documents and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

          "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "Maturity Date" means April 9, 2001.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

          "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Payment Date" means the fourth calendar day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

          "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness approved by Bank prior to the Closing Date and disclosed in the Schedule;

               (c)  Subordinated Debt;

               (d)  Senior Debt;

               (e) Indebtedness to trade creditors incurred in the ordinary course of business; and

               (f) Indebtedness secured by Permitted Liens.

          "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;

          (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

          (c) Investments in any Person or Persons engaged in the business of transaction support services and in which Borrower shall have, directly or indirectly, a majority ownership interest.

          (d) Cash Investments of $300,000 or less in any Person and where such Person is engaged in business activities substantially similar to those conducted or contemplated to be conducted in the future by Borrower at the time of such investment.

          "Permitted Liens" means the following:

          (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

          (b) Liens which secure indebtedness in favor of Senior Lenders under the Senior Agreement not to exceed Four Million Dollars ($4,000,000) in the aggregate; and

          (c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

          "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          "Schedule" means the schedule of exceptions attached hereto, if any.

          "Senior Agreement" means "Senior Agreement" as that term is defined in the Subordination Agreement.

          "Senior Debt" means all "Senior Debt" up to Four Million Dollars ($4,000,000), as that term is defined in the Subordination Agreement.

          "Senior Lenders" means Venture Lending & Leasing, Inc. and Venture Lending & Leasing II, Inc.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof by and among the Senior Lenders, Bank and Borrower.

          "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

          "Term Loan" means a Credit Extension of Three Million Dollars ($3,000,000).

          "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

     1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2. Loan And Terms Of Payment. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

     2.1 Term Loan. Subject to and upon the terms and conditions of this Agreement, Bank shall make a Term Loan available to Borrower. The entire principal amount of Term Loan and all accrued interest not yet paid shall be due and payable on the earlier to occur of (i) a Liquidity Event, or (ii) the Maturity Date; provided, however, that the Term Loan may be prepaid at anytime without penalty.

     2.2  Interest Rates, Payments, and Calculations.

          (a) Interest Rate. Except as set forth in Section 2.2(b), any Credit Extensions shall bear interest, on the average daily balance thereof, at a per annum rate equal to thirteen percent (13%) which interest shall be due and payable monthly in arrears. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          (b) Default Rate. All principal outstanding under the Term Loan shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

          (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300035271 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

     2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.4  Fees.  Borrower shall pay to Bank the following:

          (a) Facility Fee. Borrower has paid, and Bank hereby acknowledges receipt of, a facility fee equal to Ninety Thousand Dollars ($90,000), which fee shall be fully earned and non-refundable;

          (b) Financial Examination and Appraisal Fees. Bank's reasonable customary fees and out-of-pocket expenses (up to $5,000 in the aggregate annually) for Bank's audits of Borrower's Accounts and for each appraisal of Collateral performed from time to time by Bank or its agents;

          (c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     2.5 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America, any state or any political subdivision thereof);

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement;

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.6 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.   CONDITIONS OF LOANS

     3.1 Conditions Precedent to Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Agreement;

          (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (c) the Intellectual Property Security Agreement ;

          (d) the Subordination Agreement;

          (e) the Equity Documents;

          (f) an opinion of Borrower's counsel;

          (g) financing statements (Forms UCC-1);

          (h) insurance certificate;

          (i) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

          (j) a certificate of the Secretary of the State of Delaware stating that Borrower is in good standing under the laws of the State of Delaware;

          (k) a certificate of the Secretary of the State of California stating that Borrower is in good standing under the laws of the State of California; and

          (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

4.   CREATION OF SECURITY INTEREST

     4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect, excepting that no representation is made as to Virginia.

     5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound (either because a waiver was obtained or otherwise). Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

     5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

     5.4 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

     5.5 Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

     5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty
(30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

     5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

     5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

     5.9 Solvency. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

     5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

     5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

     5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

     5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

     5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

     6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect; provided, however, that Borrower shall obtain qualification in the State of Virginia within thirty
(30) days of the date hereof. Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

     6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;
(b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans, capitalization tables or other financial information as Bank may reasonably request from time to time.

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts. So long as no Event of Default has occurred and is continuing, said audits shall be limited to no more than two (2) in any fiscal year, and shall be at Borrower's sole expense, which expense shall not exceed $5,000 in the aggregate during any fiscal year. Upon the occurrence and during the continuance of an Event of Default, the Bank may perform more numerous audits than two per fiscal year, which audits shall be at Borrower's sole expense.

     6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

     6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

     6.6  Insurance.

          (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

          (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

     6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.



     6.8  Registration of Intellectual Property Rights.

          (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

          (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

          (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

          (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.8 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

     6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. Negative Covenants. Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations, Borrower will not do any of the following:

     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iii) of worn-out or obsolete Equipment; (v) in connection with the acquisition of any business or enterprise involving data to be employed in Borrower's business and which does not involve more than $300,000 of Borrower's cash; and (vi) the contribution of cash or other property for the purpose of participating in a joint venture, limited liability company or other legal entity to provide transaction support services and where Borrower shall have directly or indirectly a majority ownership.

     7.2 Changes in Business, Ownership, or Management, Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any businesses, other than the businesses currently engaged in by Borrower or its Subsidiaries and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's executive management group or ownership of greater than 33%. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, that Borrower or any of its Subsidiaries may merge or consolidate with, or acquire the capital stock or assets of, another Person whereby Borrower or any Subsidiary acquires that data base or other similar information to be used in Borrower's business and where the cash component of any merger, consideration or acquisition does not exceed $300,000.

     7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

     7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except as approved by Bank prior to the Closing Date and disclosed on the Schedule.

     7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     7.9 Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

     7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     7.11 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof, in the Schedule and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

     7.12 Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Term Loan for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8. Events Of Default. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

     8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations.

     8.2  Covenant Default.

          (a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or

          (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank, and as to any such failure to perform or default that can be cured, has failed to cure such failure to perform or default within ten (10) days after the occurrence thereof; provided, however, that if the failure to perform or default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such failure to perform or default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such failure to perform or default, and within such reasonable time period the failure to have cured such failure to perform or default shall not be deemed an Event of Default;

     8.3 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

     8.4 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days;

     8.5 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

     8.6 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

     8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

     8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.   BANK'S RIGHTS AND REMEDIES

     9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.4 all Obligations shall become immediately due and payable without any action by Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the

Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

          (e) Without notice to Borrower set off and apply to the Obligations any and all (I) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this
Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

          (h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

          (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          (j) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

    9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.


10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

          If to Borrower:               Comps.com, Inc.
                                        9888 Carroll Centre Road, Suite 100
                                        San Diego, CA 92126-4581
                                        Attention:  Karen Goodrum
                                        Facsimile:  619/684-3292

          If to Bank:                   Silicon Valley Bank
                                        3003 Tasman Drive
                                        Santa Clara, California 95054
                                        Attention:  Mezzanine Finance, NC 475
                                        Facsimile:  408/969-6501


          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. Choice Of Law And Venue. The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. each of borrower and bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.



12.  General Provisions


     12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

     12.2 Indemnification. Borrower shall , indemnify ,defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct. Notwithstanding anything to the contrary provided in this provided in this Agreement or in any other Loan Document, upon the indefeasible payment in full of all Obligations (excluding any Obligations arising solely under this Section

12.2), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination Bank will, at Borrower's expense, execute and deliver to Bank such documents as Borrower shall reasonably request to evidence such termination.

     12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

     12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     12.8 Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.



Borrower                                   Comps.com, Inc.,
                                           a Delaware corporation


                                           By:  /s/ Christopher A. Crane
                                               -------------------------------
                                           Name: Christopher A. Crane
                                                 -----------------------------
                                           Title: President and CEO
                                                  ----------------------------

Bank                                       Silicon Valley Bank


                                           By: /s/ Laurita J. Hernandez
                                               -------------------------------
                                           Name: Laurita J. Hernandez
                                                 -----------------------------
                                           Title: Vice President
                                                  ----------------------------

                                  Schedule to
                          Loan and Security Agreement

          This Schedule contains various disclosures and exceptions to representations, warranties and other provisions of the Loan and Security Agreement by and between Comps.com, Inc. as "Borrower" and Silicon Valley Bank as "Bank." Listed below are various "Liens," "Investments," loans and obligations which are permitted by Bank, notwithstanding any provision in the Loan and Security Agreement to the contrary. The descriptions contained below relating to whether a listed item is a "Lien," "Lease," "Investment" or other obligation or charge on the Borrower's property is for convenience only. Should an item listed below be categorized in one category, but it is later believed to be more properly listed in a different category, the item should be deemed to have been listed in the correct category or categories.


PERMITTED INDEBTEDNESS & INVESTMENTS (Definitions Section)
----------------------------------------------------------

Equipment Leases
----------------

1.        Canon Financial Service
          Lease No. 001-0050913-001
          Term:  60 Months
          Start:  09/20/94
          Equipment:  3 Canon Copiers
          Original Loan:  $20,628.00

2.        Canon Financial Service
          Lease No. 001-0058622-001
          Term:  60 Months
          Start:  04/05/95
          Equipment:  1 Canon Copier
          Original Loan:  $7,824.00

3.        G.E. Capital
          Lease No. 6519146-001
          Term:  60 Months
          Start:  5/16/94
          Equipment:  Executone Telephone Equipment
          Original Loan:  $64,805.00

4.        G.E. Capital
          Lease No. 6519146-002
          Term:  48 Months
          Start:  9/23/97
          Equipment:  Executone Telephone Equipment
          Original Loan:  $30,806.45

----------------------------

5.        Tokai Financial
          Lease No.  24150393
          Term:  60 Months
          Start:  01/10/95
          Equipment:  Haworth Systems Furniture
          Original Loan:  $111,576.68

6.        Avnet/AT&T Capital Corporation
          Lease No.  424755
          Term:  60 months
          Start: 10/25/94
          Equipment:  HP 9000 Computer
          Original Loan:  $32,121.40


Notes Payable
-------------

1. Note payable to First American Real Estate Solutions (EXPERIAN RES)/1/ under Addendum To and Amendmnet Of Purchase Agreement dated August 31, 1995 between COMPS InfoSystems, Inc. and TRW REDI Property Data.




          Security:_________________________


SENIOR SECURITY INTERESTS/LIENS ((P)4.1)
----------------------------------------


Secured Party:      Venture Lending & Leasing, Inc.
Assignee:           Fleet Bank, N.A., as Agent
Debtor:             COMPS InfoSystems, Inc.
Collateral:         Blanket, incl. IP
State of Filing:    AZ
File No.:           943478
Filing Date:        11/13/96

--------------------------------
/1/ First American Real Estate Solutions (EXPERIAN RES) Payment Schedule:

December 31, 1999      $ 405,800
December 31, 2000      $ 125,000 (plus accrued interest per Purchase Agreement)
December 31, 2001      $ 125,000 (plus accrued interest per Purchase Agreement)

Secured Party:       G.E. Capital Corp.
Assignee:            N/A
Debtor:              BREIC; Business Real Estate Information Corp.; COMPS
Collateral:          Equipment
State of Filing:     CA
File No.:            94102170
Filing Date:         05/23/94

Secured Party:       AT&T Capital Leasing Services, Inc.
Assignee:            N/A
Debtor:              Business Real Estate Information Corp.; COMPS
Collateral:          Equipment
State of Filing:     CA
File No.:            9430760683
Filing Date:         10/12/94

Secured Party:       Master Lease Div of Tokai Financial Services, Inc.
Assignee:            N/A
Debtor:              COMPS INFOSYSTEMS, Inc.
Collateral:          Equipment
State of Filing:     CA
File No.:            9510760241
Filing Date:         04/11/95

Secured Party:       Venture Lending & Leasing, Inc.
Assignee:            Fleet Bank, N.A., as Agent
Debtor:              Business Real Estate Information Co.; Commercial Property
                     Information Services; COMPS Infosystems, Inc.; LSR/COMPS
Collateral:          Blanket
State of Filing:     CA
File No.:            9627460061
Filing Date:         09/27/96

Secured Party:       Melon First United Leasing
Assignee:            N/A
Debtor:              COMPS Info Systems, Inc.
Collateral:          Equipment
State of Filing:     CA
File No.:            9829660967
Filing Date:         10/16/98

Secured Party:       Venture Lending & Leasing, Inc.
Assignee:            Fleet Bank, N.A.

Debtor:              COMPS Info Systems, Inc.
Collateral:          Blanket, incl. IP
State of Filing:     MA
File No.:            96429397
Filing Date:         11/13/96

Secured Party:       Venture Lending & Leasing, Inc.
Assignee:            N/A
Debtor:              COMPS Info Systems, Inc.
Collateral:          Blanket, incl. IP
State of Filing:     VA
File No.:            9611137809
Filing Date:         11/13/98

Secured Party:       Venture Lending & Leasing, Inc.
Assignee:            Fleet Bank, N.A.
Debtor:              COMPS Info Systems, Inc.
Collateral:
State of Filing:     IL
File No.:            3611240
Filing Date:         11/13/96



OTHER NAMES UNDER WHICH BORROWER HAS DONE OR IS DOING BUSINESS ((P) 5.6)
------------------------------------------------------------------------

1.  COMPS InfoSystems  (1994 1999)/2/

2.  Business Real Estate Information Corporation  (1992-1994)

3.  COMPS Incorporated

4.  COMP-REALBID
PENDING ACTIONS OR PROCEEDINGS ((P) 5.7)
----------------------------------------

None.

OTHER LOCATIONS OF EQUIPMENT AND INVENTORY
------------------------------------------

5060 North 40th Street, Suite 106
Phoenix AZ
(Lessor:  Realstar Inc. as successor to Mutual Benefit Life Ins. Co.)

-------------------------------
/2/ Borrower reincorporated in Delaware on September 1, 1994.

870 Mitten Road
Burlingame, CA  94010
(Lessor: Hugh W. Klebahn, as Trustee for the Jane K. Molyneux Trust)

8500 Leesburg Pike, Suite 7700
Vienna, VA  22182
(Lessor:  8500 CDC LP)

700 Larkspur Landing Circle, Ste. 199
Larkspur, CA  94939
(Lessor:  Executive Business Network, Inc.)

421 Sweet Fern Lane
Sugar Hill, GA 30518

10 West Whitehall Road
Amesburg, MA 01913

300 Hillside Lane
Kennett Square, PA 19348

4507 East Chuckwalla Canyon
Phoenix, AZ 85044

3146 East Rock Wren Road
Phoenix, AZ 85048

                                   EXHIBIT A


     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

---------------------------------------------------------------------------------------------------------
TO: CENTRAL CLIENT SERVICE DIVISION                      DATE:
---------------------------------------------------------------------------------------------------------
FAX #:                                                   TIME:
---------------------------------------------------------------------------------------------------------
FROM: COMPS.COM, INC.
---------------------------------------------------------------------------------------------------------
AUTHORIZED SIGNER'S NAME AND SIGNATURE:
---------------------------------------------------------------------------------------------------------
PHONE:
---------------------------------------------------------------------------------------------------------
FROM ACCOUNT #                                           TO ACCOUNT #
---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------

REQUESTED TRANSACTION TYPE                              REQUEST DOLLAR AMOUNT
---------------------------------------------------------------------------------------------------------
              PRINCIPAL INCREASE (ADVANCE)              $
---------------------------------------------------------------------------------------------------------
              PRINCIPAL PAYMENT (ONLY)                  $
---------------------------------------------------------------------------------------------------------
              INTEREST PAYMENT (ONLY)                   $
---------------------------------------------------------------------------------------------------------
              PRINCIPAL AND INTEREST (PAYMENT)          $
---------------------------------------------------------------------------------------------------------
OTHER INSTRUCTIONS:
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---
---------------------------------------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


------------------------------------------------------------------------------------------------
                                BANK USE ONLY:
                              TELEPHONE REQUEST:
------------------------------------------------------------------------------------------------
The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.
------------------------------------------------------------------------------------------------
Authorized Requester                                Authorized Signature (Bank)
                                                    Phone # __________________________________
------------------------------------------------------------------------------------------------

                     DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower:    Comps.com, Inc.                Bank:  Silicon Valley Bank

LOAN TYPE.  This is a Term Loan of a principal amount up to $3,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: general corporate purposes.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:


                                          Term Loan
                                          ---------
Amount paid to Borrower directly:        $3,000,000
Undisbursed Funds                        $0

Principal                                $3,000,000


CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

  Prepaid Finance Charges Paid in Cash:  $90,000

          $90,000         Loan Fee
          $0              Accounts Receivables Audit

  Other Charges Paid in Cash:            $  ___
          $___            UCC Search Fees
          $___            UCC Filing Fees
          $___            Patent Filing Fees
          $___            Trademark Filing Fees
          $___            Copyright Filing Fees
          $___            Outside Counsel Fees and Expenses

  Total Charges Paid in Cash             $  ___


AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered 3300035271 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF MARCH 31, 1999.

BORROWER: COMPS.COM, INC.

/s/ Christopher A. Crane
------------------------
Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE


Grantor:  Comps.com, Inc.                Bank:  Silicon Valley Bank

     INSURANCE REQUIREMENTS. Comps.com, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

            Collateral:    All Inventory, Equipment and Fixtures.
            Type:          All risks, including fire, theft and liability.
            Amount:        Full insurable value.
            Basis:         Replacement value.
            Endorsements:  Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of _________________, 19___, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED APRIL 9, 1999.

GRANTOR:  COMPS.COM, INC.

X /s/ Christopher A. Crane
--------------------------
  Authorized Officer



================================================================================
                              FOR BANK USE ONLY
                            INSURANCE VERIFICATION

DATE:                      PHONE:
     ------------------          ---------------------------
AGENT'S NAME:
             -------------------------------------------------------------------
INSURANCE COMPANY:
                  -----------------------------------------------------------
POLICY NUMBER:
              ---------------------------------------------------------------
EFFECTIVE DATES:
                -------------------------------------------------------------
COMMENTS:
         --------------------------------------------------------------------
===============================================================================